UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2010
EACO Corporation

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 876-2490
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On March 24, 2010, EACO Corporation (“EACO” or the “Company”) completed the acquisition of Bisco Industries, Inc. (“Bisco”), a distributor of electronic components and fasteners with 37 sales offices and six distribution centers located throughout the United States and Canada. Bisco supplies parts used in the manufacture of products in a broad range of industries, including the aerospace, circuit board, communication, computer, fabrication, instrumentation, industrial equipment and marine industries.
     The acquisition of Bisco (the “Acquisition”) was consummated pursuant to an Agreement and Plan of Merger dated December 22, 2009 by and among EACO, Bisco Acquisition Corp., Bisco and Glen F. Ceiley (the “Agreement”). Pursuant to the Agreement, Bisco Acquisition Corp., a wholly-owned subsidiary of EACO, was merged with and into Bisco; Bisco was the surviving corporation in the merger and became a wholly-owned subsidiary of EACO. The officers and directors of Bisco will continue in such positions after the merger.
     In connection with the Acquisition, EACO issued an aggregate of 4,705,669 shares (117,641,742 shares prior to the Reverse Split (defined below)) of its common stock (the “Merger Shares”) to the sole shareholder of Bisco in exchange for all of the outstanding capital stock of Bisco. 36,000 shares (900,000 shares prior to the Reverse Split) of the Merger Shares will be held in escrow by EACO for twelve months as security for the indemnification obligations of the former Bisco shareholder to EACO as set forth in the Agreement.
     Bisco’s sole shareholder was Glen F. Ceiley, the Chairman and Chief Executive Officer of EACO. Mr. Ceiley also controlled the majority of EACO’s outstanding common stock prior to the Acquisition. After the Acquisition and the issuance to him of the Merger Shares, Mr. Ceiley owns 98.9% of the outstanding common stock of EACO. Mr. Ceiley also owns 36,000 shares of the Series A Cumulative Convertible Preferred Stock of EACO. In addition, under a management agreement with EACO, Bisco handles the day to day operations of EACO and provides administration and accounting services through a steering committee. The steering committee consists of Mr. Ceiley and certain senior executives of Bisco, including William L. Means, the Vice President of Information Technology of Bisco, who also serves as a director of EACO.

Item 3.02	Unregistered Sales of Equity Securities.
     As described above, 4,705,669 shares (after giving effect to the Reverse Split) of EACO common stock were issued to Glen Ceiley, the sole shareholder of Bisco, in connection with the Acquisition. The issuance of such shares was effected without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder, based on the status of Mr. Ceiley as an accredited investor as defined under the Securities Act. The issuance of such shares was not effected using any form of general advertising or general solicitation as such terms are used in Regulation D under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders; and
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Prior to completing the Acquisition described above, EACO filed an amendment to its articles of incorporation with the Secretary of State of the State of Florida, effective March 23, 2010 (the “Effective Time”), to effect a 1-for-25 reverse split of its outstanding common stock (the “Reverse Split”). As of the Effective Time, each outstanding share of EACO common stock automatically converted into four one-hundredth (0.04) of a share of common stock No fractional shares shall be issued upon such automatic conversion of the common stock. If any fractional share of common stock would be delivered upon such conversion to any shareholder, such shareholder shall be entitled to be paid an amount in cash equal to the fair market value of such fractional share as of the Effective Time, as determined in good faith by the Board of Directors of EACO. With respect to each shareholder, whether or not fractional shares are issuable upon the automatic conversion shall be determined based on the total number of shares of common stock held by such shareholder as of the Effective Time and the number of shares of common stock issuable to such shareholder, on an aggregate basis, upon the automatic conversion. Immediately prior to the Effective Time, 3,910,264 shares of common stock were outstanding; upon the Effective Time, such shares converted into approximately 156,410 shares of common stock.

     The Reverse Split did not affect the number or par value of the authorized shares of common stock, which remain at 8,000,000 shares of common stock, $0.01 par value per share. As a result, the Reverse Split effectively increased the proportion of authorized shares which are unissued relative to those which are issued. In addition, the Reverse Split did not affect the number or par value of the authorized shares of preferred stock of EACO, which remain at 10,000,000 shares of preferred stock, $0.01 par value per share, of which 40,000 shares are designated Series A Cumulative Convertible Preferred Stock. However, the Reverse Split increased the conversion price of the outstanding Series A Cumulative Convertible Preferred Stock from $0.90 to $22.50, and reduced the number of shares of common stock into which the outstanding shares of preferred stock may be converted, from 1,000,000 shares to 40,000 shares (not including any accrued dividends on such shares which may be converted).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 25, 2010, the Board of Directors of EACO appointed Michael Bains, 40 years old, to serve as the Controller of EACO and as its principal accounting officer. Glen Ceiley, the Company’s Chairman and Chief Executive Officer, will continue to serve as the Company’s principal financial officer. Mr. Bains has served as the Controller of Bisco since December 2004 and will continue to also serve in that capacity. Prior to joining Bisco, Mr. Bains worked as the Controller of several service companies and as an accountant in a number of public accounting firms. He is a Certified Public Accountant and holds a B.S. degree in Accounting from Loyola Marymount University.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) with respect to the acquisition of Bisco will be filed by amendment within 71 days of the original due date of the Form 8-K.

(b)	Pro Forma Financial Information

The pro forma information required by Item 9.01(b) with respect to the acquisition of Bisco will be filed by amendment within 71 days of the original due date of the Form 8-K.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 22, 2009 by and among EACO, Bisco Acquisition Corp., Bisco Industries, Inc. and Glen F. Ceiley (Annex A to EACO’s definitive proxy statement on Schedule 14A, as filed with the SEC on January 8, 2010, is incorporated herein by reference)

3.1	Articles of Amendment to Articles of Incorporation of EACO, effective March 23, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2010	EACO CORPORATION (Registrant) /S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 22, 2009 by and among EACO, Bisco Acquisition Corp., Bisco Industries, Inc. and Glen F. Ceiley (Annex A to EACO’s definitive proxy statement on Schedule 14A, as filed with the SEC on January 8, 2010, is incorporated herein by reference)

3.1	Articles of Amendment to Articles of Incorporation of EACO, effective March 23, 2010